4484 Wilshire Boulevard Los Angeles, California 90010 (323) 937-1060 Fax (323) 857-7125

Press Release

FOR MORE INFORMATION, CONTACT:
Theodore Stalick, VP/CFO
(323) 937-1060
www.mercuryinsurance.com
For Release:  February 9, 2009

Mercury General Corporation Announces Fourth Quarter Results and Declares Quarterly Dividend

Los Angeles, California…Mercury General Corporation (NYSE: MCY) reported today for the fourth quarter of 2008:

Consolidated Highlights

	Three Months Ended December 31,		Change		Twelve Months Ended December 31,		Change
	2008	2007	$	%	2008	2007	$	%
(000's except per-share amounts and ratios)
Net premiums written (1)	$641,641	$699,898	$(58,257)	(8.3)	$2,750,226	$2,982,024	$(231,798)	(7.8)
Net income (loss)	(168,345)	44,592	(212,937)	(477.5)	(242,119)	237,832	(479,951)	(201.8)
Net income (loss) per diluted share (2)	(3.07)	0.81	(3.88)	(479.0)	(4.42)	4.34	(8.76)	(201.8)
Operating income (loss) (1)	(26,706)	38,214	(64,920)	(169.9)	115,719	224,307	(108,588)	(48.4)
Operating income (loss) per diluted share (1)	(0.48)	0.69	(1.17)	(169.6)	2.12	4.09	(1.97)	(48.2)
Adverse development on
prior periods' loss reserves (3)	(33,000)	(13,000)	(20,000)	--	(83,000)	(19,000)	(64,000)	--
Combined ratio	113.4%	98.8%	--	14.6 pts	101.8%	95.4%	--	6.4 pts
Combined ratio-accident period basis (1)	108.5%	97.0%	--	11.5 pts	98.8%	94.8%	--	4.0 pts

(1)
These measures are not based on U.S. generally accepted accounting principles (“GAAP”) and are defined and reconciled to the most directly comparable GAAP measures in “Information Regarding Non-GAAP Measures.”

(2)	The dilutive impact of incremental shares is excluded from loss positions in 2008 in accordance with GAAP.
(3)	The amounts are estimated and rounded to the nearest million.

Net loss in the fourth quarter 2008 was $168.3 million ($3.07 per share) compared with net income of $44.6 million ($0.81 per share-diluted) for the same period in 2007. For the year, net loss was $242.1 million ($4.42 per share) compared to net income of $237.8 million ($4.34 per share-diluted) for the same period in 2007. Included in net income (loss) are net realized investment losses, net of tax, of $141.6 million ($2.59 per share) in the fourth quarter of 2008 compared with net realized investment gains, net of tax, of $6.4 million ($0.12 per share-diluted) for the same period in 2007, and net realized investment losses, net of tax, of $357.8 million ($6.54 per share) for the year compared to net realized investment gains, net of tax, of $13.5 million ($0.25 per share-diluted) for the same period in 2007. Operating loss was $26.7 million ($0.48 per share) for the fourth quarter of 2008, down 169.9% from the same period in 2007. For the year, operating income was $115.7 million ($2.12 per share), down 48.4% from the same period in 2007.

Net realized investment losses, net of tax, of $141.6 million in the fourth quarter of 2008 and net realized investment losses, net of tax, of $357.8 million for the year include losses, net of tax, of $121.3 million and $341.7 million, respectively, due to adoption of SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” for the entire investment portfolio on January 1, 2008. As a result of this adoption, changes in unrealized gains and losses on all investments that were previously recorded as changes to accumulated other comprehensive income on the balance sheet are now recorded as realized gains and losses on the statement of operations. The declines in the market value of our fixed income and equity portfolios resulted from asset sell-off’s in the broader capital markets as a result of economic factors that have triggered a deep recession in the U.S. and World economies.

Company-wide net premiums written were $641.6 million in the fourth quarter 2008, an 8.3% decrease over the fourth quarter 2007 net premiums written of $699.9 million, and were approximately $2.8 billion for the year, a 7.8% decrease over the same period in 2007. California net premiums written were $506.0 million in the fourth quarter of 2008, a decrease of 7.6% over the same period in 2007, and were approximately $2.2 billion for the year, a 6.2% decrease over the same period in 2007. Non-California net premiums written were $135.6 million in the fourth quarter of 2008, a 10.8% decrease over the same period in 2007, and were $589.0 million for the year, a decrease of 13.1% over the same period in 2007.

Losses incurred during the fourth quarter 2008 were impacted by approximately $20 million of losses related to the Southern California wildfires occurring in October 2008, high loss severity inflation on the California automobile lines of business, adverse development on prior periods loss reserves and poor results from our New Jersey operations.

Net investment income of $34.9 million (after tax $31.5 million) in the fourth quarter of 2008 decreased by 5.0% over the same period in 2007. The after-tax yield on investment income was 3.7% on average investments of $3.4 billion (fixed maturities, equities and short-term investments at cost) for the quarter. This compares with an after-tax yield on investment income of 3.8% on average investments of $3.5 billion (fixed maturities, equities and short-term investments at cost) for the same period in 2007. Net investment income for the year was $151.3 million (after tax $133.7 million), a decrease of 4.8% over the same period in 2007. The after-tax yield on investment income was 3.9% on average assets of $3.5 billion (fixed maturities, equities and short-term investments at cost) for the year, compared with an after-tax yield on investment income of 4.0% on average investments of $3.5 billion (fixed maturities, equities and short-term investments at cost) for the same period in 2007.

The Board of Directors declared a quarterly dividend of $0.58 per share. The dividend is to be paid on March 31, 2009 to shareholders of record on March 16, 2009.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company’s website at www.mercuryinsurance.com.  The Company will be hosting a conference call and webcast today at 10:00 A.M. Pacific time where management will discuss results and address questions. The teleconference and webcast can be accessed by calling (877) 807-1888 (USA), (706) 679-3827 (International) or by visiting www.mercuryinsurance.com. A replay of the call will be available beginning at 1:30 P.M. Pacific time and running through February 16, 2009. The replay telephone numbers are (800) 642-1687 (USA) or (706) 645-9291 (International).  The conference ID# is 81181516. The replay will also be available on the Company’s website shortly following the call.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain          forward-looking statements.  The statements contained in this press release are forward-looking statements based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company.  There can be no assurance that future developments affecting the Company will be those anticipated by the Company.  Actual results may differ from those projected in the forward-looking statements.  These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties:  changes in the demand for the Company’s insurance products, inflation and in general economic conditions, including the impact of the current liquidity crisis and economic weakness on the Company's market and investment portfolio; the accuracy and adequacy of the Company’s pricing methodologies; adverse weather conditions or natural disasters in the markets served by the Company; general market risks associated with the Company’s investment portfolio; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company’s loss reserves in general; the Company’s ability to obtain and the timing of regulatory approval for requested rate changes; legislation adverse to the automobile insurance industry or business generally that may be enacted in California or other states; the Company’s success in expanding its business in states outside of California; the Company’s ability to successfully complete its initiative to standardize its policies and procedures nationwide in all of its functional areas; the presence of competitors with greater financial resources and the impact of competitive pricing; changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs and marketing efforts; and various legal, regulatory and litigation risks.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.  For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company’s filings with the Securities and Exchange Commission.

Information Regarding Non-GAAP Measures

The Company has presented information within this document containing operating measures which in management’s opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company’s performance, but that may not be presented in accordance with U.S. generally accepted accounting principles. These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results.

Operating income is net income excluding realized investment gains and losses, net of tax. Net income is the GAAP measure that is most directly comparable to operating income. Operating income is meant as supplemental information and is not intended to replace net income. It should be read in conjunction with the GAAP financial results. The Company has reconciled operating income with the most directly comparable GAAP measure in the table below.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	Total		Per diluted share		Total		Per diluted share
	2008	2007	2008	2007	2008	2007	2008	2007
(000's except per-share amounts)
Operating income (loss)	$(26,706)	$38,214	$(0.48)	$0.69	$115,719	$224,307	$2.12	$4.09
Net realized investment gains (losses), net of tax	(141,639)	6,378	(2.59)	0.12	(357,838)	13,525	(6.54)	0.25
Net income (loss)	(168,345)	44,592	(3.07)	0.81	(242,119)	237,832	(4.42)	4.34

Net premiums written represents the premiums charged on policies issued during a fiscal period. Net premiums earned, the most directly comparable GAAP measure, represents the portion of premiums written that is recognized as income in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. Net premiums written is meant as supplemental information and is not intended to replace net premiums earned. It should be read in conjunction with the GAAP financial results. The Company has reconciled net premiums written with the most directly comparable GAAP measure in the supplemental schedule entitled, “Summary of Operating Results.”

Paid losses and loss adjustment expenses is the portion of incurred losses and loss adjustment expenses, the most directly comparable GAAP measure, excluding the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is meant as supplemental information and is not intended to replace incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results. The Company has reconciled paid losses and loss adjustment expenses with the most directly comparable GAAP measure in the supplemental schedule entitled, “Summary of Operating Results.”

Combined ratio-accident period basis is computed as the difference between two GAAP operating ratios: the combined ratio and the effect of prior accident periods’ loss development. The most directly comparable GAAP measure is the combined ratio. The Company believes that this ratio is useful to investors and it is used by management to reveal the trends in the Company’s business that may be obscured by development on prior accident periods’ loss reserves. Combined ratio-accident period basis is meant as supplemental information and is not intended to replace combined ratio. It should be read in conjunction with the GAAP financial results. The Company has reconciled combined ratio-accident period basis with the most directly comparable GAAP measure in the table below.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007

Combined ratio-accident period basis	108.5%	97.0%	98.8%	94.8%
Effect of estimated prior periods' loss development	4.9%	1.8%	3.0%	0.6%
Combined ratio	113.4%	98.8%	101.8%	95.4%

Mercury General Corporation and Subsidiaries
Summary of Operating Results
(000's except per-share amounts and ratios)
(unaudited)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Net premiums written	$641,641	$699,898	$2,750,226	$2,982,024
Net premiums earned	680,114	735,251	2,808,839	2,993,877
Paid losses and loss adjustment expenses	492,693	516,316	2,032,088	2,019,579
Incurred losses and loss adjustment expenses	575,585	524,716	2,060,409	2,036,644
Net investment income	34,900	36,755	151,280	158,911
Net realized investment gains (losses), net of tax	(141,639)	6,378	(357,838)	13,525
Net income (loss)	$(168,345)	$44,592	$(242,119)	$237,832

Basic average shares outstanding	54,763	54,723	54,744	54,704

Diluted average shares outstanding	55,028	54,827	54,917	54,829

Basic Per Share Data
Net income (loss)	$(3.07)	$0.81	$(4.42)	$4.35

Net realized investment gains (losses), net of tax	$(2.59)	$0.12	$(6.54)	$0.25

Diluted Per Share Data (a)
Net income (loss)	$(3.07)	$0.81	$(4.42)	$4.34

Net realized investment gains (losses), net of tax	$(2.59)	$0.12	$(6.54)	$0.25

Operating Ratios-GAAP (b) Basis
Loss ratio	84.6%	71.4%	73.3%	68.0%
Expense ratio	28.8%	27.4%	28.5%	27.4%
Combined ratio	113.4%	98.8%	101.8%	95.4%

Reconciliations of Operating Measures to Comparable GAAP (b) Measures

Net premiums written	$641,641	$699,898	$2,750,226	$2,982,024
Decrease in unearned premiums	38,473	35,353	58,613	11,853
Net premiums earned	$680,114	$735,251	$2,808,839	$2,993,877

Paid losses and loss adjustment expenses	$492,693	$516,316	$2,032,088	$2,019,579
Increase in net loss and loss adjustment expense reserves	82,892	8,400	28,321	17,065
Incurred losses and loss adjustment expenses	$575,585	$524,716	$2,060,409	$2,036,644

(a) The dilutive impact of incremental shares is excluded from loss positions in accordance with U.S. generally accepted accounting principles.
(b) U.S. generally accepted accounting principles

Mercury General Corporation and Subsidiaries
Other Supplemental Information
(000's except ratios)
(unaudited)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
California Operations (1)
Net Premiums Written	$506,028	$547,818	$2,161,201	$2,304,412
Net Premiums Earned	532,762	571,165	2,201,899	2,302,383

Loss Ratio	80.9%	71.9%	70.7%	66.3%
Expense Ratio	28.3%	26.4%	27.3%	26.3%
Combined Ratio	109.2%	98.3%	98.0%	92.6%

Loss Ratio-Accident Period Basis (3)	77.9%	69.3%	68.1%	65.2%

Non-California Operations (2)
Net Premiums Written	$135,613	$152,080	$589,025	$677,612
Net Premiums Earned	147,352	164,086	606,940	691,494

Loss Ratio	98.1%	69.3%	83.1%	73.7%
Expense Ratio	30.7%	31.1%	32.6%	30.7%
Combined Ratio	128.8%	100.4%	115.7%	104.4%

Loss Ratio-Accident Period Basis (3)	86.5%	70.6%	78.8%	74.7%

	At December 31,
Policies-in-Force (000's)	2008	2007

California Personal Auto	1,060	1,112
California Commercial Auto	17	18
Non-California Personal Auto	261	284
California Homeowners	276	269
Florida Homeowners	11	12

Notes:
All ratios are calculated on GAAP basis except Loss Ratio-Accident Period Basis.
(1) Includes homeowners, auto, commercial property and other immaterial California business lines
(2) Includes all states except California
(3) Ratio for three months excludes estimated development on September 30, 2008 and prior loss reserves and September 30, 2007 and prior loss reserves for 2008 and 2007, respectively; ratio for twelve months excludes estimated development on 2007 and prior loss reserves and 2006 and prior loss reserves for 2008 and 2007, respectively.

Mercury General Corporation and Subsidiaries
Condensed Balance Sheets and Other Information
(000's except per-share amounts)
(unaudited)

	December 31, 2008	December 31, 2007

Investments:
Fixed maturities available for sale, at fair value (amortized cost $2,860,455)	$-	$2,887,760
Fixed maturities trading, at fair value (amortized cost $2,728,471)	2,481,673	-
Equity securities available for sale, at fair value (cost $317,869)	-	413,123
Equity securities trading, at fair value (cost $403,773; $13,126)	247,391	15,114
Short-term investments, at fair value (amortized cost $208,278; $272,678)	204,756	272,678
Total investments	2,933,820	3,588,675
Net receivables	339,992	367,686
Deferred policy acquisition costs	200,005	209,805
Other assets	476,378	248,330
Total assets	$3,950,195	$4,414,496

Losses and loss adjustment expenses	$1,133,508	$1,103,915
Unearned premiums	879,651	938,370
Notes payable	158,625	138,562
Other liabilities	284,360	371,651
Shareholders' equity	1,494,051	1,861,998
Total liabilities and shareholders' equity	$3,950,195	$4,414,496

Common stock-shares outstanding	54,764	54,730
Book value per share	$27.28	$34.02
Estimated statutory surplus	$1.4 billion	$1.7 billion
Estimated premiums written to surplus ratio	2.0	1.7
Debt to total capital ratio	9.6%	6.9%
Portfolio duration	6.5 years	4.4 years